Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

	2004	2004	2004	2004	2003
(in millions, except per share data and as noted)	Q4	Q3	Q2	Q1	Q4
Earnings (Reported Basis)
Net Interest Income	$784.6	$775.4	$711.0	$732.0	$664.1
Non-Interest Income	1,521.5 (1)	1,539.4 (1)	1,396.1	1,443.1	1,437.5

Total Revenue(2)	2,306.1	2,314.8	2,107.1	2,175.1	2,101.6
Provision for Loan Losses	467.1	267.8	242.3	243.7	390.4
Marketing Expenses	511.1	317.7	253.8	255.1	290.1
Operating Expenses	1,045.4 (3)	994.3 (3)	975.0 (3)	969.7	999.3

Income Before Taxes	282.5	735.0	636.0	706.6	421.7
Tax Rate	30.9%	33.3%	36.0%	36.2%	37.0%
Net Income	$195.1	$490.2	$407.4	$450.8	$265.7

Common Share Statistics
Basic EPS	$0.82	$2.07	$1.74	$1.94	$1.16
Diluted EPS	$0.77	$1.97	$1.65	$1.84	$1.11
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$33.99	$32.67	$29.90	$28.54	$25.75
Stock Price Per Share (period end)	$84.21	$73.90	$68.38	$75.43	$61.29
Total Market Capitalization (period end)	$20,783.0	$17,936.8	$16,514.5	$18,084.9	$14,405.7
Shares Outstanding (period end)	246.8	242.7	241.5	239.8	235.0
Shares Used to Compute Basic EPS	239.2	236.4	234.7	232.0	228.1
Shares Used to Compute Diluted EPS	253.0	249.0	247.6	245.4	239.2

Reported Balance Sheet Statistics (period avg.)
Average Loans	$36,096	$34,772	$33,290	$32,878	$31,297
Average Earning Assets	$49,500	$47,267	$45,705	$44,112	$40,792
Average Assets	$53,339	$51,496	$50,020	$47,699	$45,002
Average Equity	$8,221	$7,561	$6,943	$6,443	$5,887
Return on Average Assets (ROA)	1.46%	3.81%	3.26%	3.78%	2.36%
Return on Average Equity (ROE)	9.49%	25.93%	23.47%	27.99%	18.05%

Reported Balance Sheet Statistics (period end)
Loans	$38,216	$35,161	$34,551	$33,172	$32,850
Total Assets	$53,747	$51,960	$50,070	$49,146	$46,284
Capital(4)	$9,231	$8,769	$8,057	$7,675	$6,882
Loan growth	$3,055	$610	$1,379	$321	$2,232
% Loan Growth Q Over Q (annualized)	35%	7%	17%	4%	29%
% Loan Growth Y Over Y	16%	15%	29%	20%	20%
Capital to Assets Ratio	17.17%	16.88%	16.09%	15.62%	14.87%
Capital plus Allowance to Assets Ratio	19.98%	19.56%	18.94%	18.66%	18.31%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	5%	36%	(11)%	41%	(23)%
Non Interest Income Growth (annualized)	(5)%	41%	(13)%	2%	22%
Revenue Growth (annualized)	(2)%	39%	(13)%	14%	7%
Net Interest Margin	6.34%	6.56%	6.22%	6.64%	6.51%
Revenue Margin	18.64%	19.59%	18.44%	19.72%	20.61%
Risk Adjusted Margin(5)	15.85%	17.07%	15.73%	16.62%	17.02%
Operating Expense as a % of Revenues	45.33%	42.95%	46.27%	44.58%	47.55%
Operating Expense as a % of Avg Loans (annualized)	11.58%	11.44%	11.72%	11.80%	12.77%

Asset Quality Statistics (Reported)
Allowance	$1,505	$1,395	$1,425	$1,495	$1,595
30+ Day Delinquencies	$1,472	$1,407	$1,351	$1,266	$1,573
Net Charge-Offs	$345	$298	$310	$342	$366
Allowance as a % of Reported Loans	3.94%	3.97%	4.12%	4.51%	4.86%
Delinquency Rate (30+ days)	3.85%	4.00%	3.91%	3.82%	4.79%
Net Charge-Off Rate	3.82%	3.43%	3.72%	4.17%	4.68%

(1)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(2)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2004—$276.8, Q3 2004—$269.7, Q2 2004—$263.5 million, Q1 2004—$285.5 million and Q4 2003—$454.8 million.
(3)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $42.1 million, $26.7 million and $56.0 million for Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q3 2004 had charges of $20.6 million related to a change in fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(4)	Includes preferred interests and mandatory convertible securities.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

	2004	2004	2004	2004	2003
(in millions)	Q4	Q3	Q2	Q1	Q4
Earnings (Managed Basis)
Net Interest Income	$1,701.8	$1,670.4	$1,585.4	$1,677.1	$1,571.7
Non-Interest Income	1,099.0 (2)	1,099.8 (2)	1,011.3	1,014.5	1,077.5

Total Revenue(3)	2,800.8	2,770.2	2,596.7	2,691.6	2,649.2
Provision for Loan Losses	961.8	723.2	731.9	760.1	938.0
Marketing Expenses	511.1	317.7	253.8	255.1	290.1
Operating Expenses	1,045.4 (4)	994.3 (4)	975.0 (4)	969.7	999.3

Income Before	282.5	735.0	636.0	706.6	421.7
Tax Rate	30.9%	33.3%	36.0%	36.2%	37.0%
Net Income	$195.1	$490.2	$407.4	$450.8	$265.7

Managed Balance Sheet Statistics (period avg.)
Average Loans	$76,930	$74,398	$72,327	$71,148	$68,679
Average Earning Assets	$88,461	$85,045	$82,905	$80,495	$76,277
Average Assets	$93,574	$90,543	$88,473	$85,324	$81,733
Return on Average Assets (ROA)	0.83%	2.17%	1.84%	2.11%	1.30%

Managed Balance Sheet Statistics (period end)
Loans	$79,861	$75,457	$73,367	$71,817	$71,245
Total Assets	$94,792	$91,665	$88,317	$87,197	$83,999
Loan Growth	$4,404	$2,090	$1,550	$572	$3,985
% Loan Growth Q over Q (annualized)	23%	11%	9%	3%	24%
% Loan Growth Y over Y	12%	12%	21%	21%	19%
Capital to Assets Ratio	9.74%	9.57%	9.12%	8.80%	8.19%
Capital plus Allowance to Assets Ratio	11.33%	11.09%	10.74%	10.52%	10.09%
Number of Accounts (000’s)	48,573	47,224	46,591	46,712	47,038
% Off-Balance Sheet Securitizations	52%	53%	53%	53%	53%
% at Introductory Rate	7%	6%	6%	8%	10%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	8%	21%	(22)%	27%	19%
Non Interest Income Growth (annualized)	0%	35%	(1)%	(23)%	11%
Revenue Growth (annualized)	4%	27%	(14)%	6%	16%
Net Interest Margin	7.70%	7.86%	7.65%	8.33%	8.24%
Revenue Margin	12.66%	13.03%	12.53%	13.38%	13.89%
Risk Adjusted Margin(5)	8.87%	9.48%	8.67%	9.11%	9.10%
Operating Expense as a % of Revenues	37.33%	35.89%	37.55%	36.03%	37.72%
Operating Expense as a % of Avg Loans (annualized)	5.44%	5.35%	5.39%	5.45%	5.82%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$3,054	$2,944	$2,756	$2,731	$3,178
Net Charge-Offs	$840	$754	$800	$859	$914
Delinquency Rate (30+ days)	3.82%	3.90%	3.76%	3.80%	4.46%
Net Charge-Off Rate	4.37%	4.05%	4.42%	4.83%	5.32%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transaction qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.
(2)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(3)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2004—$276.8, Q3 2004—$269.7 million, Q2 2004—$263.5 million, Q1 2004—$285.5 million and Q4 2003—$454.8 million.
(4)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $42.1 million, $26.7 million and $56.0 million for Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q3 2004 had charges of $20.6 million related to a change in fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY—MANAGED BASIS(1)

(in millions)	2004 Q4	2004 Q3	2004 Q2	2004 Q1	2003 Q4
Segment Statistics
US Card:
Loans receivable	$48,610	$46,082	$45,247	$45,298	$46,279
Net income (loss)	$201.9	$414.4	$384.1	$386.8	$322.7
Net charge-off rate	4.93%	4.68%	5.19%	5.41%	6.16%
Delinquency Rate (30+ days)	3.97%	4.14%	3.95%	3.99%	4.60%
Auto Finance:
Loans receivable	$9,997	$9,734	$9,383	$8,834	$8,467
Net income (loss)	$25.1	$55.3	$52.7	$30.7	$34.4
Net charge-off rate	3.87%	2.63%	2.53%	4.13%	4.30%
Delinquency Rate (30+ days)	5.50%	5.54%	5.59%	5.44%	7.55%
Global Financial Services:
Loans receivable	$21,240	$19,615	$18,723	$17,643	$16,508
Net income (loss)	$29.2	$86.8	$46.1	$50.9	$3.3
Net charge-off rate	3.30%	3.26%	3.43%	3.60%	3.69%
Delinquency Rate (30+ days)	2.81%	2.65%	2.50%	2.63%	2.70%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2004

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$784,564	$917,263	$1,701,827
Non-interest income	$1,521,575	$(422,596)	$1,098,979
Total revenue	$2,306,139	$494,667	$2,800,806
Provision for loan losses	$467,133	$494,667	$961,800
Net charge-offs	$345,073	$494,667	$839,740

Balance Sheet Measures
Consumer loans	$38,215,591	$41,645,708	$79,861,299
Total assets	$53,747,255	$41,044,776	$94,792,031
Average consumer loans	$36,096,481	$40,833,492	$76,929,973
Average earning assets	$49,500,348	$38,960,722	$88,461,070
Average total assets	$53,338,621	$40,235,616	$93,574,237
Delinquencies	$1,472,194	$1,581,884	$3,054,078

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	December 31 2004	September 30 2004	December 31 2003
Assets:
Cash and due from banks	$327,517	$454,843	$382,212
Federal funds sold and resale agreements	773,695	449,700	1,010,319
Interest-bearing deposits at other banks	309,999	538,324	587,751

Cash and cash equivalents	1,411,211	1,442,867	1,980,282
Securities available for sale	9,300,454	9,519,089	5,866,628
Consumer loans	38,215,591	35,160,635	32,850,269
Less: Allowance for loan losses	(1,505,000)	(1,395,000)	(1,595,000)

Net loans	36,710,591	33,765,635	31,255,269
Accounts receivable from securitizations	4,081,271	4,955,739	4,748,962
Premises and equipment, net	817,704	812,724	902,600
Interest receivable	252,857	232,808	214,295
Other	1,173,167	1,230,693	1,315,670

Total assets	$53,747,255	$51,959,555	$46,283,706

Liabilities:
Interest-bearing deposits	$25,636,802	$25,354,323	$22,416,332
Senior and subordinated notes	6,874,790	6,968,182	7,016,020
Other borrowings	9,637,019	8,490,631	7,796,613
Interest payable	237,227	250,227	256,015
Other	2,973,228	2,966,132	2,746,915

Total liabilities	45,359,066	44,029,495	40,231,895

Stockholders’ Equity:
Common stock	2,484	2,440	2,364
Paid-in capital, net	2,711,327	2,463,629	1,937,302
Retained earnings and cumulative other comprehensive income	5,741,131	5,513,694	4,161,666
Less: Treasury stock, at cost	(66,753)	(49,703)	(49,521)

Total stockholders’ equity	8,388,189	7,930,060	6,051,811

Total liabilities and stockholders’ equity	$53,747,255	$51,959,555	$46,283,706

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2004	September 30 2004	December 31 2003	December 31 2004	December 31 2003
Interest Income:
Consumer loans, including past-due fees	$1,097,041	$1,083,286	$969,571	$4,234,420	$3,932,295
Securities available for sale	88,085	84,492	52,328	312,374	192,594
Other	64,204	60,635	65,884	247,626	242,765

Total interest income	1,249,330	1,228,413	1,087,783	4,794,420	4,367,654

Interest Expense:
Deposits	267,706	257,349	237,624	1,009,545	891,650
Senior and subordinated notes	116,419	121,166	117,791	486,812	423,826
Other borrowings	80,641	74,523	68,267	295,085	267,089

Total interest expense	464,766	453,038	423,682	1,791,442	1,582,565

Net interest income	784,564	775,375	664,101	3,002,978	2,785,089
Provision for loan losses	467,133	267,795	390,405	1,220,852	1,517,497

Net interest income after provision for loan losses	317,431	507,580	273,696	1,782,126	1,267,592

Non-Interest Income:
Servicing and securitizations	915,511	942,587	918,762	3,643,808	3,211,662
Service charges and other customer-related fees	374,048	385,648	380,925	1,482,658	1,630,185
Interchange	135,843	117,043	106,414	475,810	376,785
Other	96,173	94,106	31,390	297,881	197,292

Total non-interest income	1,521,575	1,539,384	1,437,491	5,900,157	5,415,924

Non-Interest Expense:
Salaries and associate benefits	382,646	415,988	408,884	1,642,721	1,570,415
Marketing	511,142	317,653	290,145	1,337,780	1,118,422
Communications and data processing	137,867	112,191	116,217	475,355	448,110
Supplies and equipment	92,827	94,190	83,804	349,920	344,049
Occupancy	55,994	41,407	51,645	206,614	185,179
Other	376,051	330,555	338,777	1,309,829	1,190,548

Total non-interest expense	1,556,527	1,311,984	1,289,472	5,322,219	4,856,723

Income before income taxes and cumulative effect of accounting change	282,479	734,980	421,715	2,360,064	1,826,793
Income taxes	87,351	244,819	156,034	816,582	675,914

Income before cumulative effect of accounting change	195,128	490,161	265,681	1,543,482	1,150,879
Cumulative effect of accounting change, net of taxes of $8,832	—	—		—	15,037

Net income	$195,128	$490,161	$265,681	$1,543,482	$1,135,842

Basic earnings per share before cumulative effect of accounting change	$0.82	$2.07	$1.16	$6.55	$5.12

Basic earnings per share after cumulative effect of accounting change	$0.82	$2.07	$1.16	$6.55	$5.05

Diluted earnings per share before cumulative effect of accounting change	$0.77	$1.97	$1.11	$6.21	$4.92

Diluted earnings per share after cumulative effect of accounting change	$0.77	$1.97	$1.11	$6.21	$4.85

Dividends paid per share	$0.03	$0.03	$0.03	$0.11	$0.11

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 12/31/04			Quarter Ended 9/30/04			Quarter Ended 12/31/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$36,096,481	$1,097,041	12.16%	$34,772,489	$1,083,286	12.46%	$31,297,123	$969,571	12.39%
Securities available for sale	9,741,355	88,085	3.62	9,372,713	84,492	3.61	5,816,001	52,328	3.60
Other	3,662,512	64,204	7.01	3,122,208	60,635	7.77	3,679,088	65,884	7.16

Total earning assets	$49,500,348	$1,249,330	10.10%	$47,267,410	$1,228,413	10.40%	$40,792,212	$1,087,783	10.67%

Interest-bearing liabilities:
Deposits	$25,580,044	$267,706	4.19%	$24,713,924	$257,349	4.17%	$21,604,968	$237,624	4.40%
Senior and subordinated notes	6,946,109	116,419	6.70	7,218,916	121,166	6.71	6,734,569	117,791	7.00
Other borrowings	9,076,531	80,641	3.55	8,674,298	74,523	3.44	7,661,016	68,267	3.56

Total interest-bearing liabilities	$41,602,684	$464,766	4.47%	$40,607,138	$453,038	4.46%	$36,000,553	$423,682	4.71%

Net interest spread			5.63%			5.94%			5.96%

Interest income to average earning assets			10.10%			10.40%			10.67%
Interest expense to average earning assets			3.76			3.84			4.16

Net interest margin			6.34%			6.56%			6.51%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 12/31/04			Quarter Ended 9/30/04			Quarter Ended 12/31/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$76,929,973	$2,476,365	12.88%	$74,398,301	$2,419,685	13.01%	$68,678,877	$2,295,802	13.37%
Securities available for sale	9,741,355	88,085	3.62	9,372,713	84,492	3.61	5,816,001	52,328	3.60
Other	1,789,742	16,940	3.79	1,273,583	12,587	3.95	1,782,263	11,326	2.54

Total earning assets	$88,461,070	$2,581,390	11.67%	$85,044,597	$2,516,764	11.84%	$76,277,141	$2,359,456	12.37%

Interest-bearing liabilities:
Deposits	$25,580,044	$267,706	4.19%	$24,713,924	$257,349	4.17%	$21,604,968	$237,624	4.40%
Senior and subordinated notes	6,946,109	116,419	6.70	7,218,916	121,166	6.71	6,734,569	117,791	7.00
Other borrowings	9,076,531	80,641	3.55	8,674,298	74,523	3.44	7,661,016	68,267	3.56
Securitization liability	40,291,395	414,797	4.12	39,101,228	393,359	4.02	36,766,829	364,092	3.96

Total interest-bearing liabilities	$81,894,079	$879,563	4.30%	$79,708,366	$846,397	4.25%	$72,767,382	$787,774	4.33%

Net interest spread			7.37%			7.59%			8.04%

Interest income to average earning assets			11.67%			11.84%			12.37%
Interest expense to average earning assets			3.97			3.98			4.13

Net interest margin			7.70%			7.86%			8.24%

(1)	The information in this table reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures.”

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: January 19, 2005

Contacts:	Mike Rowen	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-3203	(703) 720-2352

Capital One Reports Earnings for 2004 28% EPS Growth Year Over Year

McLean, Va. (January 19, 2005) – Capital One Financial Corporation (NYSE: COF) today announced 28 percent earnings per share growth for 2004. The company reaffirmed its earnings per share guidance for 2005 to be between $6.60 and $7.00 per share (fully diluted).

Earnings were $1.5 billion, or $6.21 per share (fully diluted), for the year compared with $1.1 billion, or $4.85 per share, in 2003. Earnings for the fourth quarter of 2004 were $195.1 million, or $.77 per share (fully diluted), compared with $265.7 million, or $1.11 per share, for the fourth quarter of 2003, and $490.2 million, or $1.97 per share, in the previous quarter. Higher marketing and provision expenses in the fourth quarter accounted for the lower earnings compared to the previous quarter and fourth quarter of 2003.

“Capital One generated strong earnings and loan growth again in 2004, as it has each year since its initial public offering ten years ago,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “The company is well positioned for continued success in 2005 in both our US credit card and our growing and profitable diversification businesses.”

During the fourth quarter, managed loans grew $4.4 billion from $75.5 billion to $79.9 billion. Annual growth in managed loans was $8.6 billion, or 12 percent, from December 31, 2003. The company continues to expect that managed loans will grow at a rate of between 12 and 15 percent during 2005.

The managed charge-off rate increased to 4.37 percent in the fourth quarter of 2004 from 4.05 percent in the previous quarter, but decreased from 5.32 percent in the fourth quarter of 2003. The increase in the managed charge-off rate in the fourth quarter of 2004 included a one-time 10 basis point effect from a change in our charge-off recognition policy for auto loans in bankruptcy. The company continues to expect its quarterly managed charge-off rate to stay between 4.0 and 4.5 percent in 2005, with seasonal variations. Additionally, the company increased its allowance for loan losses by $110 million in the fourth quarter of 2004, largely driven by the growth in reported loans. The company expects a seasonal reduction in its allowance for loan losses in the first quarter of 2005, and a likely increase for full year 2005.

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The managed delinquency rate (30+ days) decreased to 3.82 percent as of December 31, 2004 from 3.90 percent as of the end of the previous quarter. The managed delinquency rate as of December 31, 2003 was 4.46 percent. Capital One’s managed revenue margin decreased to 12.66 percent in the fourth quarter of 2004 from 13.03 percent in the previous quarter. The company’s managed revenue margin was 13.89 percent in the fourth quarter of 2003.

“Return on managed assets for 2004 increased to 1.73 percent from 1.52 percent in 2003,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Although we expect to see a modest decline in our revenue margin in 2005 from our ongoing diversification and bias towards lower loss assets, we expect to continue to improve our operating efficiency and thus maintain a return on managed assets of between 1.7 and 1.8 percent in 2005, with some quarterly variability.”

Fourth quarter marketing expenses increased $193.4 million to $511.1 million from $317.7 million in the previous quarter, largely due to the launch of several new programs. Marketing expenses were $290.1 million in the fourth quarter of 2003. Marketing expenses for 2004 were $1.3 billion, a 20 percent increase over the $1.1 billion in 2003. The company expects annual marketing spend for 2005 to be similar to 2004.

Annualized operating expenses as a percentage of average managed loans increased to 5.44 percent in the fourth quarter of 2004, from 5.35 percent in the previous quarter and decreased from 5.82 percent in the fourth quarter of 2003. Included in fourth quarter 2004 operating expenses were charges totaling $42.1 million for a combination of employee termination benefits and continued facility consolidations. The company expects about $50 million in additional restructuring charges in 2005 related to programs initiated in 2004.

In the fourth quarter of 2004, the company completed the sale of its French loan portfolio and recorded a gain of $41.1 million, which is included in non-interest income. As announced during the second half of 2004, the company signed definitive agreements to acquire HFS Group, Onyx Acceptance Corporation, and eSmartloan. During the first quarter of 2005, Capital One completed the HFS and Onyx transactions, as well as the acquisition of InsLogic, a small insurance brokerage firm. The company expects to close the eSmartloan acquisition later in the first quarter of 2005.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

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The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated January 19, 2005 for 2005 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, loan growth rates, marketing, the composition of loan growth, restructuring charges, and tax rate are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute effective tax planning strategies; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults, and charge -offs.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-Q for the quarter ended September 30, 2004.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a bank holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., offers automobile and other motor vehicle financing products. Capital One’s subsidiaries collectively had 48.6 million accounts and $79.9 billion in managed loans outstanding as of December 31, 2004. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Fourth quarter 2004 financial results, SEC Filings, and fourth quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00pm (EST) earnings conference call is accessible through the same link.